UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 12, 2012

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On April 12, 2012, School Specialty, Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”), effective as of March 27, 2012, with Steven F. Korte, the Company’s Executive Vice President, Accelerated Learning, in connection with Mr. Korte’s previously announced departure from the Company.

Under the Separation Agreement, the Company continued to employ Mr. Korte until March 31, 2012 (the “Separation Date”).  The Separation Agreement provides that Mr. Korte will receive a severance benefit equal to his annualized salary of $375,000, to be paid over a 12-month period commencing after the Separation Date.  Mr. Korte’s benefit under the Separation Agreement is subject to customary conditions, including a release of the Company from any claims arising on or before the Separation Date and confidentiality, non-compete and non-solicitation provisions.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Separation Agreement between School Specialty, Inc. and Steven F. Korte

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: April 17, 2012	By:/s/ David N. Vander Ploeg
David N. Vander Ploeg Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement between School Specialty, Inc. and Steven F. Korte

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